Exhibit 10.1

**Information contained in portions of this Exhibit has been redacted because the Company has determined that such information (i) is not material and (ii) would likely cause competitive harm to the Company if it were to be publicly disclosed. Information redacted from this Exhibit has been marked by the following [**].

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (the “Agreement”) is made between

Corning Incorporated (“Corning”), a corporation organized under the laws of the State of New York, with its executive offices located at One Riverfront Plaza, Corning, NY 14831;

and

Cesca Therapeutics Inc. (“Supplier”), a corporation organized under the laws of California with its executive offices located at 2711 Citrus Road, Rancho Cordova, CA 95742;

and will become effective as of the last date on which this Agreement is signed by the parties’ representatives determined by reference to the signature page attached to this Agreement (the “Effective Date”).

PREAMBLE

Corning and Supplier desire to enter into a relationship by which Supplier will sell and supply the Product, as defined below, to Corning.

NOW, THEREFORE, in consideration of the premises and the agreements, covenants, representations and warranties provided by each party below, Corning and Supplier, intending to be legally bound, agree as follows:

1.	SCOPE OF AGREEMENT

(a)

General Scope. This Agreement specifies the terms and conditions under which Supplier agrees to provide the Products described in Exhibit A of this Agreement (which may be amended by the parties in accordance with this Agreement).

(b)

Exclusivity. Supplier agrees to grant worldwide exclusive distribution rights to Corning to distribute and sell Products and ROFR Products (as defined below), either directly or through multiple tiers of distribution, during the Term, provided that these exclusive distribution rights do not apply to the exceptions listed in Exhibit B., with respect to which Corning shall have non-exclusive distribution rights. In consideration for the exclusivity rights described above, Corning agrees to pay an exclusivity fee of $2,000,000 within thirty (30) days of the execution of this Agreement (the “Exclusivity Fee”).

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Notwithstanding the foregoing, in the event that Supplier desires to enter into an agreement with a third party where Supplier would provide Products (not bearing the Corning Mark) and services in exchange for equity in the third party, Supplier shall provide written notice of such arrangement (as defined below) (including a summary of the terms thereof) to Corning. Supplier shall be entitled to provide Products (not bearing the Corning Mark) to such third party in accordance with the summary terms provided to Corning; provided that such Products (not bearing the Corning Mark) shall be provided directly by Supplier to such third party (and not via a distributor or other third party), and such third party shall be the end user of such Products. Supplier shall not have more than two (2) new arrangements pursuant to which Products (not bearing the Corning Mark) are provided to a third party pursuant to this paragraph in any calendar year of the Term.

For the avoidance of doubt, (a) nothing in this Section shall prohibit Supplier and its subsidiaries and affiliates from using Products for internal drug development programs or for external drug development programs conducted by Supplier employees, (b) Corning shall have the right to sell Products to third parties that fall within exceptions from exclusivity set forth in this Section 1(b), and (c) Supplier shall not, directly or through the engagements of distributors or other sales agents or organizations, sell Products to Customers within the scope of the exclusivity granted to Corning.

(c)

Right of First Refusal. Supplier shall inform Corning about instruments, reagent kits, disposables, or consumables developed or to be introduced to the market relating to cell isolation or cell selection (“ROFR Products”), including any instruments, reagent kits, disposables or consumables substantially related to or substantially similar to any Product. Supplier grants to Corning a right of first refusal to become the exclusive distributor of such ROFR Products subject to the terms and conditions set forth in this Agreement; provided that an additional Exclusivity Fee may be required. The price of each ROFR Product shall be substantially similar to the then-current pricing of the Products, subject to increase by Corning in good faith based upon any additional or expanded features of the ROFR Product. Supplier shall provide Corning with any information reasonably requested regarding such ROFR Products and shall grant Corning a reasonable time period to evaluate such information and products before deciding whether to exercise its right of first refusal. In the event that Corning elects to exercise such option, the parties shall promptly execute an appropriate amendment to this Agreement adding such ROFR Product and its pricing to Exhibits A and C. In the event that Corning elects not to exercise its rights with respect to a ROFR Product within six (6) months of being provided the relevant requested information, the exclusivity described in Section 1(b) shall not apply with respect to such ROFR Product; provided, however, that such exclusivity shall continue in the event that the parties fail to agree upon the pricing of the ROFR Product.

(d)

Right to Manufacture. For a period of ninety (90) days following January 1, 2021, Corning shall have the option, exercisable upon written notice to Supplier, to become the manufacturer (either directly or via a third-party manufacturer) of all or any portion of the Products. Following delivery of any such notice, Supplier agrees to provide any information, documentation, or other support reasonably requested by Corning to support such transition. Supplier and Corning shall negotiate in good faith the terms of a manufacturing agreement, in which Supplier would grant to Corning a worldwide, non-exclusive, sub-licensable, assignable, license to the Supplier Intellectual Property and any third party intellectual property for which the Supplier has a right to sublicense solely for the purposes of manufacturing, having manufactured, marketing, distributing, selling, and supporting the applicable Products. In the event that such option is exercised, the manufacturing agreement entered into pursuant to this Section 1(d) and the exclusivity described in Section 1(b) shall survive for five (5) years following the manufacture of the applicable Product by Corning being validated by Corning (in its reasonable discretion). The term of such manufacturing agreement shall be independent of any expiration or termination of this Agreement. For the avoidance of doubt, Corning’s right to manufacture is contingent upon Corning satisfying all manufacturer qualifications required by the Supplier, as attached in Exhibit G.

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(e)

Product Covenants. The parties agree that: (i) Corning will not place Orders (as defined below) for Products under the [**] heading of Exhibit C until the parties agree upon the commercial readiness of such Products; provided, however, that Supplier shall use commercially reasonable efforts to cause such Products to achieve commercial readiness promptly following the Effective Date and (ii) Supplier will use commercially reasonable efforts to develop reagent kits for the Products for agreed upon markers (for the avoidance of doubt, such reagent kits shall be ROFR Products).

(f)	Supplier General Obligations. Without limiting any specific obligation specified in this Agreement, Supplier will:

1.

Develop and maintain a manufacturing process and production line, purchase or procure tooling, and source components and parts as needed to fulfill Supplier’s obligations to provide the Products hereunder. Supplier and each of its key suppliers (as designated by the parties) will have disaster recovery plans reasonably satisfactory to Corning on record.

2.	Manufacture, test, pack, handle, store, and ship all manufactured Products in accordance with the terms of this Agreement and the Quality Agreement (as defined below).

3.	Work jointly with Corning to identify and execute any cost reduction opportunities.

4.	Develop and maintain quality control standards consistent with those standards described in the Quality Agreement.

5.

Obtain all necessary approvals and certifications to enable Supplier to comply with this Agreement and make all necessary safety standard changes as required, in each case in accordance with the Quality Agreement.

6.

Prepare, with respect to the Products and Services, design history files, technical reviews, support updates, user guides, and other documentation reasonably requested by Corning, or, at Corning’s request, assist Corning in preparing such documentation, including, in each case, technical and other materials as deemed necessary by Corning to market and license Products on a worldwide basis, and, in each case, in accordance with the Quality Agreement.

7.	On Corning’s request, provide any technical assistance reasonably requested by Corning related to this Agreement or Corning’s sale of any Product.

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8.

During the Term (as defined below), during regular business hours, and on reasonable advanced notice Corning and/or its representatives may audit the manufacturing, packaging, quality testing and labeling of the Products to ensure that all Products are properly manufactured, tested, packaged and labeled and examine the Products’ production records, analytical data and any other documents that are required to be maintained by Supplier under this Agreement or the Quality Agreement, including, without limitation, Supplier’s compliance with this Agreement and the Quality Agreement.

9.

From and after the Effective Date and free of charge (except as set forth below), provide to third parties that purchased (directly or indirectly) a Product from Corning (each, a “Customer”), the Software, subject only to such Customer agreeing to terms and conditions with Supplier substantially in the form attached hereto as Exhibit E. Supplier further agrees to discuss, in good faith, arrangements for the development of customization or upgrades to the Software requested by Corning on behalf of its Customers, which may be at an additional charge to the Customer. The parties agree that this Section shall survive any expiration or termination of this Agreement.

2.	DEFINITIONS

Certain capitalized terms not otherwise defined immediately prior to their first use in this Agreement shall have the meaning ascribed to such terms as set forth below.

(a)	“Affiliate” means a company, corporation, partnership or other form of legal organization or association that is controlled, controlled by, or under common control with a party to this Agreement.

(b)

“Change of Control” means the sale of all or substantially all the assets of Supplier; any merger, consolidation or acquisition of Supplier with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of Supplier in one or more related transactions.

(c)	“Consumables” means the Products listed under the headings “Disposables” or “Reagent Kits” on Exhibit C.

(d)

“Control” means the ownership, directly or indirectly, of at least 50% of the issued and outstanding voting securities of the company, corporation, partnership or other form of legal organization or association or the ability to control the management of a company, corporation, partnership or other form of legal organization or association through contract, board representation or otherwise.

(e)

“Facility” means the facility and facility related items to be provided by Supplier to enable it to perform the services and to manufacture the Products required by this Agreement located at 2711 Citrus Road, Rancho Cordova, CA 95742 or at an approved (persuant to Section 26) third party manufacturer of the Products.

(f)

“FOSS” means any and all freeware, open source software or shareware used or included in, or combined by or on behalf of Supplier with, the Software or otherwise provided by or on behalf of Supplier under this Agreement to Corning or a Customer.

(g)	“Instruments” means all Products that are not Software or Consumables.

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(h)

“Losses” means all losses, liabilities, damages and claims, and all related costs and expenses (including any and all reasonable legal fees, expert witness fees and reasonable costs of investigation, litigation, settlement, judgment, appeal, interest and penalties) incurred.

(i)	“Marks” means the trademarks, service marks, trademark and service mark applications, trade dress, trade names, logos, insignia, symbols, designs or other marks identifying a party or its products.

(j)	“Non-Conforming Products” means any Products that do not comply with the Specifications, or otherwise do not comply with the requirements of an Order or other provisions of this Agreement.

(k)	“Product” means finished goods meeting the applicable Specifications, as listed in Exhibit A. During the Term, the parties may agree to include additional Products intended to be subsumed within the scope of this Agreement as anticipated in Exhibit A and in such case the parties will evidence their agreement and understanding with respect to such additional Products in writing by means of an amendment or addendum that includes the relevant drawings and specifications for such additional products.

(l)	“Services” means the Customer support services described in Section 6(f).

(m)	“Software” means the [**] software (which may have more than one SKU as Supplier offers it) and any firmware installed on the Products. The Software requires the use of Microsoft SQL and the end user must separately license such from Microsoft.

(n)	“Specifications” shall mean the drawings and other specifications for the Product as set forth in Exhibit A and such other drawings or specifications for new products that may later be subsumed within this Agreement.

3.	CONTRACT DOCUMENTS

Except as provided in this Agreement, the documents and communications listed below (“Contract Documents”) describe the Products and Services and are incorporated herein by reference.

Exhibit A:	Specifications; Software
Exhibit B:	Exclusivity Exceptions
Exhibit C:	Products and Pricing
Exhibit D:	Quality Agreement
Exhibit E:	Software Terms and Conditions (to be mutually developed by the parties)
Exhibit F:	Jurisdictions
Exhibit G:	Supplier’s Manufacturing Requirements
Exhibit H:	Demonstration Product
Exhibit I:	Mutual Non-Disclosure Agreement

4.	QUALITY AGREEMENT

Concurrently with the execution of this Agreement, Corning and Supplier are entering into a Quality Agreement, attached as Exhibit D (the “Quality Agreement”). Supplier hereby covenants and agrees to abide by and perform its obligations under this Agreement and manufacture, handle, and store the Products in accordance with the Quality Agreement. In the event of a conflict between this Agreement and the Quality Agreement, this Agreement shall control.

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5.	ENGINEERING PROCESS OR DESIGN CHANGES

(a)

Supplier Proposed Changes. Supplier will not, without the prior written consent of Corning, make or incorporate in the Products any of the following changes (collectively, “Engineering Changes”): (i) process or design changes; (ii) geographical relocation of manufacturing processes; or (iii) process step discontinuances affecting the electrical performance (whether specified or not), the mechanical form, fit, or function, the environmental compatibility or chemical characteristics, or the life, reliability, or quality of the Products. In the event that any such change is necessary for the Product to comply with any applicable law, rule or regulation, Supplier shall inform Corning of such requirement in writing. If Corning does not agree to such change, Supplier shall have the right to terminate this Agreement upon sixty (60) days prior written notice.

(b)

Notice of Change. Supplier will give Corning notice of any proposed Engineering Change and will provide evaluation samples and other appropriate information as specified by Corning at least ninety (90) days prior to the first proposed shipment of any Products involving an Engineering Change.

(c)

Safety Standard Changes. Supplier will immediately give notice to Corning if any upgrade, substitution or other change to a Product is required to make such Product meet applicable safety standards or other governmental statutes, orders or regulations, regardless of whether such change falls within the definition of Engineering Changes as specified above. All affected Products already shipped by Supplier may, at Corning’s option, either be returned to Supplier for upgrade to current revisions or upgraded in the field pursuant to procedures to be mutually-agreed upon by the parties. If a Product meets applicable safety standards and governmental requirements at the time of manufacture, then Corning and Supplier will allocate the costs of any subsequent upgrade, substitution or other required change in an equitable manner based on good faith discussions between the parties.

6.	PRODUCT AND PRICING

(a)	Production of Products. Supplier will perform the Services to Customers and sell the Products to Corning pursuant to the terms and conditions set forth in this Agreement.

(b)

Consideration. In consideration for the Services performed by Supplier to Customers and the Product sold by Supplier to Corning, Supplier shall be entitled to payments from Corning in accordance with the prices and financial terms summarized in Exhibit C and elsewhere in this Agreement. If Corning determines, in good faith, that the end user pricing contemplated by Corning as of the Effective Date is greater than the end user pricing actually realized, Supplier and Corning agree to negotiate, in good faith, a reduction to pricing set forth on Exhibit C (the “Pricing Negotiation”). Supplier agrees to use commercially reasonable efforts to identify and implement cost reduction opportunities with respect to each Product. Commencing on January 1, 2020, the parties agree to meet on an annual basis to discuss the status of Supplier cost reduction efforts and to negotiate, in good faith, how any such realized reductions will result in reductions to the prices set forth in Exhibit C, taking into account factors including, but not limited to, the cost to implement such reductions, the volume of orders for Product, and the anticipated lifespan of the current Product design (a “Cost Reduction Negotiation”).

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(c)

Most Favored Customer. During the Term and other than pursuant to the second paragraph of Section 1(b), Supplier shall not sell or offer to sell any Product or any product substantially similar to any Product on any pricing, or warranty terms more favorable than those granted to Corning pursuant to this Agreement. If Supplier offers any product that is substantially similar to any Product to a third party on any pricing or warranty terms that are more favorable than those set forth herein, then Supplier shall promptly provide written notice to Corning identifying the applicable Products and terms, and, for the remainder of the Term, offer the applicable Products to Corning on terms that are, in each case, and conditions at least as favorable as those offered to such third party and the parties shall promptly execute an amendment to this Agreement reflecting such favorable terms.

(d)

Demonstration Product. Supplier will provide to Corning sufficient Products (as denoted in Exhibit H, to support independent product demonstrations (“Demonstration Units”). The Demonstration Units will be purchased by Corning from Supplier pursuant to the terms of this Agreement and at the price set forth on Exhibit H.

(e)

Marketing and Training. Corning shall conduct marketing efforts to support sales of the Products consistent with marketing efforts implemented by Corning with prior new product introductions. Supplier shall provide Corning with materials and training reasonably requested by Corning to support the Product launch, defining Product characteristics and performance, preparation of marketing materials, and particular instances of sales opportunities; provided, that Corning shall use commercially reasonable efforts to limit the number of hours of support required to be provided by Supplier by adopting a train-the-trainer approach where commercially reasonable to do so.

(f)

Customer Support and Service. Corning shall be the primary support contact to the Customer where Corning has sold the Product to the Customer. Supplier shall provide Corning with any support requested by Corning in order to address Customer complaints, including but not limited to providing technical expertise and supporting warranty returns, Software issues, and Product repairs, replacements, and recalls. All such support shall be provided in accordance with the Quality Agreement. The parties agree that this Section shall survive any expiration or termination of this Agreement.

(g)

Sales. Corning’s intention, as of the date of this Agreement, is to initially leverage its global network of sales operations, including its specialist sales team and applications scientists, to primarily sell the Products and to leverage select dealers for additional sales opportunities. Notwithstanding the foregoing, Corning shall be solely responsible for determining the appropriate method to sell products to end users.

(h)

Delivery. All Product(s) delivered by Supplier pursuant to this Agreement shall be delivered to Corning or its carrier, EXW Supplier’s Point of Shipment in the United States (as such shipping terms are defined in Incoterms 2010). Risk of loss of Product(s) shall pass to Corning upon delivery to the carrier at Supplier’s Point of Shipment.

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7.	FORECAST AND ORDER

(a)

Forecast. On a calendar quarter basis starting after the first calendar quarter commencing after the initial commercial launch of a Product by Corning, Corning shall, thirty (30) days prior to the start of such calendar quarter, deliver a forecast of its anticipated quantities of Product that Corning expects Supplier to produce during the following twelve (12) months, itemized on a quarterly basis (“Forecast”). The initial six (6) months of a Forecast are binding, and the remaining six (6) months are non-binding and do not create or impose any purchase obligation or minimum purchase obligation on Corning or Corning Affiliates, except as stated herein.

(b)

Orders. Along with the delivery of each Forecast, Corning will submit an order specifying quantities/volumes of Products to be provided by Supplier during the next calendar quarter, including required delivery dates (an “Order”). Supplier shall accept all Orders that are within the Capacity (as defined below) and shall use commercially reasonable efforts to accept all other Orders, including by providing preference to satisfying Corning’s orders over all other non-binding commitments or obligations. All Orders shall be deemed accepted by Supplier unless otherwise notified by Supplier within two (2) working days of receipt of the Order. Supplier shall deliver the ordered Product within sixty (60) days of receipt of the Order during the first year of this Agreement, and thereafter, within thirty (30) days of receipt of the Order.

(c)

Change Orders. Other than Orders for the Products set forth in the Binding Forecast, Corning may cancel, reduce or delay delivery of all or any part of any Order (a “Change Order”) without charge, cost, penalty, liability, obligation or other expense owing, due or payable to Supplier provided, however, any Product upon which Supplier has already initiated work at the time of receipt of the Change Order may be completed by Supplier and, if conforming, Corning will pay Supplier for such Product. Corning may deliver a Change Order that increases the quantity/volume of Product covered by an Order and such increase will be deemed accepted by Supplier.

(d)	Inventory. Corning shall hold, manage and own Product inventory as required to support Customer demand for Product. Product will be shipped to the Customer by Corning.

(e)

Safety Stock. During each calendar quarter of the Term, Supplier agrees to maintain a safety stock inventory of finished Product in an amount equal to fifty percent (50%) of the binding portion of the most recent Forecast (the “Safety Stock”). Corning shall hold an equivalent quantity of Product as their Safety Stock. The Safety Stock shall be applied in the event that actual production is insufficient to satisfy any accepted purchase order or, in Corning’s discretion, in order to allow acceptance of orders in excess of the Capacity. Following removal of units from the Safety Stock, Supplier shall promptly replenish the Safety Stock. Prior to any termination or expiration of this Agreement, the parties agree to use commercially reasonable efforts to cooperate to reduce the levels of Safety Stock to zero (0).

(f)

Capacity. Supplier shall maintain a minimum capacity to produce one hundred ten percent (110%) of Corning’s largest forecasted requirements throughout the Term based upon the most recent Forecast provided to Supplier (the “Capacity”). If Supplier is unable to maintain such capacity, Supplier shall provide a written plan to address and improve capacity constraints to Corning within thirty (30) days of Corning’s request, and, until such capacity constraints are eliminated to the reasonable satisfaction of Corning, Supplier’s rights to non-exclusively distribute Products set forth in Section 1(b) shall be suspended.

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(g)

Administrative Forms. The terms and conditions of this Agreement are automatically incorporated into each Order. Any printed terms or conditions contained in any Order, order acknowledgment, invoice, or other documentation exchanged in the course of the administration of this Agreement shall be deemed deleted and of no force or effect. Any additional typed and/or written terms and conditions contained in any Order, order acknowledgment, invoice, or other documentation shall be for administrative purposes only, i.e., to identify the types or quantities of Product to be produced, line item prices and total price (consistent with this Agreement), delivery schedule, and such other similar data.

8.	INVOICING AND PAYMENT TERMS

(a)

Invoicing shall occur at the time of Product shipment.  Terms of payment shall be Net forty-five (45) days from receipt of an accurate invoice at Corning’s Accounts Payable department.  Corning shall accept no invoices other than from Cesca or Thermogenesis.  Supplier shall either mail all invoices as directed by the purchase order or e-mail to mailsvc@corning.com.

(b)

Said invoices shall reference on each page, as appropriate, the following: purchase order number, contract number, release number, item number, unique invoice number, invoice date, payment terms, remit to, sold to, and ship to.  Invoices shall break out applicable component costs (price, freight, taxes, etc.).  To ensure prompt payment, Supplier must submit an accurate and complete invoice referencing all of the information listed above. Supplier understands that its failure to comply with invoicing requirements will result in delayed receipt and delayed payment of the invoice.

(c)

Corning will be entitled to deduct or withhold or cause to be withheld from amounts payable to Supplier under this Agreement any taxes that, in its reasonable judgment, are to be deducted or withheld under applicable law and will pay to Supplier the fees owed net of such withholding; provided, that Corning shall notify Supplier of any such withholding and give Supplier the opportunity to provide any documentation reasonably requested by Corning to avoid the need to perform such withholding. Each party is responsible for its own respective income taxes, property taxes, and other business licenses or fees.

9.	DELIVERY AND ACCEPTANCE

(a)	Late Performance.

1.

Should Supplier be unable to produce Products or provide the Services that are the subject of an Order in a timely manner, it shall notify Corning when it became aware, or should reasonably have become aware of its delay. Supplier will comply with Corning’s instructions in such event, including expediting manufacturing and paying, at Supplier’s expense, any expedited delivery or shipping fees.

2.

If Corning incurs a penalty or other charge from its Customer because Supplier was unable to produce Products in accordance with an Order in a timely manner, Corning will advise Supplier and Supplier will reimburse Corning for the amount of such charge, not to exceed the aggregate end user price of the affected Product.

(b)

Packing. Products shall be packaged in accordance with the Specifications, if so designated, or other instructions provided by Corning, or if none are provided, in accordance with industry standards so as to protect the Products from damage in the normal course of transit by air, ship, rail, or truck.

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(c)

Marking. Supplier shall mark on exterior shipping containers all necessary information including the destination address, the Order number appearing on the Order, the Product part number(s) designated by Corning, and such other information required by Corning. The Order number and the Product part number(s) shall appear on all invoices, packages, crates or boxes, packing slips, bills of lading, express receipts, correspondence, and other instruments in connection with each Order. For multiple shipping containers in a given shipment, Supplier shall label each exterior container with a sequential number and the total number of containers in the shipment (e.g., 1 of 5, 2 of 5, etc.).

(d)

Rejection by Corning’s Customer. If Corning or its Customer rejects shipped Product (or revokes its prior acceptance of a shipped Product) and provides notice, including a description of the cause of rejection and such rejection is caused by Supplier’s negligence, Supplier’s failure to comply with Corning’s instructions, the Product failing to fully comply with the warranties set forth in Section 20, or the failure of Supplier to provide the Services, Supplier will, at Corning’s election, reimburse to Corning any payment made by Corning to Supplier for the rejected Product or replace the rejected Product with a conforming Product.

10.	PACKAGING AND TRADEMARKS

Supplier will package and label Products in accordance with the Specifications. Supplier will use Corning’s Marks only if specifically permitted by the Specifications and will, at Corning’s direction, return to Corning or destroy all materials containing a Corning Mark or remove the Corning Mark from any such materials following termination of this Agreement. During or after the Term, Supplier will not use Corning’s name or Corning Mark in any manner, including promotional or advertising materials, or otherwise assert affiliation with Corning or a Corning Affiliate, without Corning’s prior written consent in each instance. Corning is the sole owner of Corning’s Marks and associated goodwill, and all goodwill associated with Supplier’s use of Corning’s Marks shall inure to the benefit of Corning. Supplier grants to Corning a non-exclusive right to use Supplier’s Marks solely for purposes of the sale and promotion of the Products. Supplier is the sole owner of Supplier’s Marks and associated goodwill, and all goodwill associated with Corning’s use of Supplier’s Marks shall inure to the benefit of Supplier. After the Term, neither party will use the name or Mark of the other party in any manner, including promotional or advertising materials, or otherwise assert affiliation with the other party other than, in the case of Corning, in connection with its direct or indirect sale of the remaining inventory of Product or the service or support of previously sold Product.

For the avoidance of doubt, any Products that are, directly or indirectly, sold or distributed by Seller, including those sold pursuant to the exceptions from exclusivity set forth in Section 1(b), shall not bear any of Corning’s Marks.

11.	MATERIALS MANAGEMENT

(a)	Direct Sourced Materials: Where materials are directly sourced by Supplier from vendors:

1.

Supplier shall verify the quality and quantity of each receipt of materials from suppliers. Supplier shall take a proactive role to initiate corrective actions for any non-conformance to material specifications.

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2.	Supplier shall have the full ownership and accountability for delivery, quality and cost of materials.

(b)

Conflict Minerals: Supplier shall disclose any “Conflict Minerals” included in the products, components, or materials supplied, manufactured or contracted to be manufactured by Supplier for Corning or its Affiliate under this Agreement. The term “Conflict Minerals” shall have the meaning ascribed to it under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, meaning wolframite, casserite, columbite-tantalite (coltan), gold and their derivative metals: tantalum, tin and tungsten. Such information will be disclosed to Corning using the then-current version of the Conflict Minerals Reporting Template developed by the Electronic Industry Citizenship Coalition (“EICC”). The information will be submitted prior to the time of delivery of materials, components, or products to Corning or its Affiliate. Supplier shall obtain Corning’s prior written consent before providing any materials, components, or products to Corning or its Affiliate that include Conflict Minerals that originated from the Democratic Republic of Congo (“DRC”) or the nine adjoining conflict countries; Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. Supplier shall maintain effective accounting procedures, internal controls and audit procedures necessary to verify that any Conflict Minerals included in materials, components, or products provided to Corning or its Affiliate did not originate from the DRC or the nine adjoining countries, and to verify compliance with this Section. Corning shall be permitted to audit such records as reasonably necessary to confirm Supplier’s compliance with this Section. Supplier shall indemnify and hold Corning and its Affiliate(s) harmless for all fines, penalties, expenses or other losses sustained by Corning or its Affiliate(s) as a result of Supplier’s breach of this Section.

12.	NO DELAYS

No Delays on Account of Disputes. Supplier shall not refuse to accept or delay or withhold performance pending resolution of any good-faith dispute, claim, or controversy asserted by Corning arising from, associated with, or otherwise relating to this Agreement or any order placed hereunder.

13.	RELATIONSHIP MANAGEMENT

(a)

Account Managers. Corning and Supplier will each designate an “Account Manager” who will be the primary point of contact for the other’s Account Manager on all matters related to the relationship between the parties created by this Agreement. The Account Managers will be the primary individuals for resolving minor disputes relating to delivery schedules, change orders, invoice payment, and other disputes relating to orders. However, in no event are the Account Managers authorized or otherwise empowered to alter, amend, modify or otherwise change any provision of this Agreement. Supplier’s Account Manager shall prepare a monthly report quantifying Supplier’s ship-to-order performance in addition to the reports agreed upon with Corning’s Account Manager. The Account Managers shall be responsible for preparing business reports to be reviewed at the QBR Meetings contemplated below.

(b)

Quarterly Business Review. At least initially, and for so long thereafter as one or both parties determine it to be reasonably necessary, proper, or appropriate, the parties will hold a quarterly business review meeting (a “QBR Meeting”) for the purposes of assessing the parties’ progress in fulfillment of the obligations assumed in this Agreement and addressing and attempting to resolve such other issues as either party wishes to present for review and consideration at the QBR Meetings. The QBR Meetings shall be held at the Facility, via teleconference or videoconference, at Corning’s location, or at such other pre-established and mutually agreeable location.

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(c)

Indemnity Relating to Personnel. Each party (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other party (the “Indemnified Party”) from and against any and all Losses suffered or incurred by the Indemnified Party as a result of any claim made by any personnel furnished by the Indemnifying Party for any employee benefits, including worker’s compensation, severance, stock options, and retirement benefits, offered or otherwise made available by the Indemnified Party to its own employees.

(d)

Facility-Related Audit Rights. Corning shall have the right to visit the Facility on reasonable advanced notice to ensure that Supplier’s security, health and safety procedures, intellectual property protection, manufacturing and quality-related processes meet or exceed the obligations under this Agreement and Corning’s standards and requirements, and to otherwise confirm Supplier’s compliance with the provisions of this Agreement.

14.	INTELLECTUAL PROPERTY

(a)

Supplier Intellectual Property. The parties acknowledge that Supplier has developed certain specialized technology, including, without limitation, designs, discoveries, inventions, the Software, products, procedures, drawings, notes, documents, information and materials (“Supplier Technology”) that it is willing to use in connection with the design or manufacture of the Products or incorporate into the Products provided to Corning hereunder. Supplier owns all patents, copyrights, trademarks, trade secrets, know-how, inventions, and works of authorship constituting the Supplier Technology which may be embodied in the Products and Software and their methods of use, function and manufacture (collectively, “Supplier Background Intellectual Property”). Further, the parties acknowledge that Supplier may develop in connection with the performance of its responsibilities hereunder, or independent hereof, improvements related to the Products which may be the subject of patents, copyrights, trademarks, trade secrets, know-how, and works of authorship (“Supplier Foreground Intellectual Property”, collectively “Supplier Intellectual Property”). Supplier shall have the right to apply for, obtain, enforce and hold in its own name all patents, trademark, copyright, and trade dress registrations, or any other similar legal protection for such Supplier Background and Foreground Intellectual Property, excluding for the avoidance of doubt, any rights in Corning’s Marks or Corning Background or Corning Foreground Intellectual Property (as defined below). Further, Supplier warrants that it has not and will not, during the term of this Agreement, assign or license any Supplier Intellectual Property related to the Products to any third party for the purpose of manufacturing or selling the Products and covenants that it shall not assign or license any Supplier Intellectual Property to third parties for the purpose of manufacturing or selling the Products or any other product substantially similar to any Product. Supplier also warrants that to the best of its knowledge the use, manufacture, sale, offering for sale, importing, exporting, copying or distribution of the Products and the Software, shall not infringe the intellectual property rights of any third party.

(b)

License of Supplier Intellectual Property. For the purposes and term of this Agreement for the sale and use of the Products hereunder, and subject to the terms and conditions of this Agreement, Supplier grants a royalty-free and non-exclusive license to make, use, sell, import, have made, copy, the Products using the Supplier Intellectual Property, to Corning. No modifications will be made to the Product by Corning without written consent of the Supplier.

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(c)

Corning Intellectual Property. The parties agree and acknowledge that Corning has patents, copyrights, trademarks, trade secrets, know-how, inventions, improvements, works of authorship and other intellectual property (“Corning Background Intellectual Property”), and that Corning Background Intellectual Property shall remain the sole property of Corning and that Supplier shall have no right or claim in and to such Corning Background Intellectual Property. Other than utilization of Corning’s Marks, Corning shall not provide or disclose any Corning Background Intellectual Property to Supplier hereunder. Further, the parties acknowledge that Corning may develop in connection with the performance of its responsibilities hereunder, or independent hereof, improvements related to the Products which may be the subject of patents, trade secret, copyright or other intellectual property claims (“Corning Foreground Intellectual Property”, collectively “Corning Intellectual Property”). For the avoidance of doubt, improvements that name one or more Corning inventors according to the Patent Laws of the United States shall be Corning Foreground Intellectual Property. Corning shall have the sole right to apply for patents around the world and make all decisions related to patent prosecution, maintenance, enforcement and abandonment, prosecute and shall own and hold in its own name all patents for such Corning Foreground Intellectual Property.

(d)

Termination. In the event of termination of this Agreement, the Parties agree to enter into good faith negotiations for respective rights under Foreground Intellectual Property developed hereunder on commercially reasonably terms to enable either or both of the Parties to make, have made, use, sell and import the Products.

(e)

Escrow. Within thirty (30) days of the execution of this Agreement, the parties shall enter into a Source Code Escrow Agreement with a mutually agreed third-party escrow agent (“Escrow Agreement”). Such Escrow Agreement shall only provide for the release of the source code and hardware designs to Corning in the event Supplier: (1) is the named debtor in any bankruptcy or insolvency proceeding, (2) has made a general assignment of substantially all of the business of Supplier for the benefit of its creditors, (3) has terminated its on-going business operations or transfers all or substantially all of the assets or obligations associated with or set forth in this Agreement to a third party except in connection with a continuation of Supplier’s business, or (4) has breached any provision of this Agreement. Supplier shall have sixty (60) days cure period from the day of notice from Corning of an intent to request release of the source code and hardware designs. Supplier shall bear all the expenses of the Escrow Agreement.

15.	TERM and TERMINATION

(a)

Unless earlier terminated in accordance with its terms, this Agreement shall remain valid and effective for a period of five (5) years from the Effective Date (the “Initial Term”)Thereafter, this Agreement shall automatically renew for periods of two (2) years (each period an “Additional Term” and together with the Initial Term, the “Term”) unless either party provides notice of its intent not to renew within one hundred eighty (180) days prior to the end of the then-current Term.

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(b)	This Agreement may be terminated by written agreement of the parties.

(c)

If either party is unable to continuously comply with its material obligations herein, the other party shall have the right to terminate this Agreement provided such party shall have thirty (30) calendar days to address and cure such non-compliance. The effective date of termination shall be the date selected by the terminating party. The advanced notice will provide reasonable details of the reasons and area(s) where the other party is not conforming to its material obligations herein so as to enable the other party, through the exercise of good faith efforts, to address and cure such non-compliance.

(d)

Without limiting any other provision of this Agreement, should Supplier (i) cease conducting business in the normal course, (ii) become insolvent, (iii) make a general assignment for the benefit of creditors, (iv) suffer or permit the appointment of a receiver of its business or assets, (v) avail itself of or becomes subject to any proceeding under any bankruptcy act (domestic or foreign), or any state law relating to insolvency or the protection of the rights of creditors, (vi)undergo a Change of Control, Corning may, without prejudice to any other available remedy, terminate this Agreement in whole or in part.

(e)

Corning shall have the unilateral right to terminate this Agreement if the parties cannot agree upon revised pricing following (i) completion of the Pricing Negotiation or the Cost Reduction Negotiation, or (ii) sixty (60) days following initiation of the Pricing Negotiation or the Cost Reduction Negotiation.

(f)

Neither party shall be liable or responsible to the other party for any damages suffered or incurred, or owe an indemnification or obligation to the other, as a result of the expiration or earlier termination of this Agreement in accordance with its terms; provided, however, that Corning shall be entitled to be reimbursed a pro rata portion of the Exclusivity Fee if this Agreement is terminated by Corning pursuant to Section 15(c), (d) or by Supplier pursuant to Section 5(a). Such pro rata calculation shall be based on the number of days elapsed before termination divided by one thousand eight hundred twenty-five (1,825) days.

(g)

Supplier may terminate this Agreement in whole or in part upon notice to Corning (a) should Corning (i) cease conducting business in the normal course, (ii) become insolvent, (iii) make a general assignment for the benefit of creditors, (iv) suffer or permit the appointment of a receiver of its business or assets, or (v) avail itself of or becomes subject to any proceeding under any bankruptcy act (domestic or foreign), or any state law relating to insolvency or the protection of the rights of creditors.

16.	INDEMNIFICATION

Supplier shall indemnify, defend and hold harmless Corning and its Affiliates, and their respective Customers, employees, officers, directors, successors, agent and assigns, from and against any and all claims, including Corning’s claims and claims of third parties, from any and all Losses that arise from, are connected with, are attributable, or are otherwise related to: (a) Supplier’s performance hereunder; (b) injuries or death to persons or damage to property, caused or alleged to be caused by the negligent act or omission of Supplier or by any employee, agent, subcontractor, or any other person furnished by Supplier; (c) a breach by Supplier of any agreement, representation, covenant, warranty or obligation assumed in this Agreement, in an Order, or in the Quality Agreement; (d) assertions under Worker’s Compensation, severance, stock options, and other retirement benefits, or similar laws, regulations, and benefits made by persons furnished by Supplier; or (e) the provision of the Services or Software by Supplier to Customers.

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Corning shall indemnify, defend and hold harmless Supplier and its Affiliates, employees, officers, directors, successors, agent and assigns, from and against any and all claims, including Supplier’s claims and claims of third parties, from any and all Losses that arise from, are connected with, are attributable, or are otherwise related to: (a) injuries or death to persons or damage to property, caused or alleged to be caused by the negligent act or omission of Corning or by any employee, agent, subcontractor, or any other person furnished by Corning; (b) a breach by Corning of any agreement, representation, covenant, warranty or obligation assumed in this Agreement, in an Order, or in the Quality Agreement; or (c) assertions under Worker’s Compensation, severance, stock options, and other retirement benefits, or similar laws, regulations, and benefits made by persons furnished by Corning.

Upon actual knowledge of a claim subject to indemnification hereunder, the party seeking indemnification will promptly notify the other party in writing of same; provided, however, that failure to give such notice will not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is materially prejudiced by such failure. The indemnifying party will have the right to solely defend such claim, including the right to settle; provided that such settlement does not adversely affect the rights or obligations of the party seeking indemnification or admit liability on such party’s behalf. No such claim will be settled without the prior written consent of the party seeking indemnification, which consent will not be unreasonably withheld. The party seeking indemnification will reasonably cooperate with the indemnifying party and its legal representatives in the investigation and defense of such claim at the indemnifying party’s expense. The party seeking indemnification may choose, in its sole discretion, to be represented by counsel of its own selection and at its own expense in or with respect to any such claim.

17.	INSURANCE:

(a)	Supplier shall obtain and maintain at all times throughout the Term and through any extension or warranty period hereof insurance acceptable to Corning, with the following coverage and terms:
i.

Commercial General Liability insurance, including Products and Completed Operations and Contractual Liability, with a minimum combined single limit of [**] per claim and general policy aggregate limit of [**].

ii.	Automobile Liability insurance for all owned, non-owned and hired vehicles with a minimum combined single limit for bodily injury and property damage of [**] each accident.
iii.

Workers Compensation insurance with statutory limits as required by law in the applicable jurisdiction(s) where the work is to be performed and Employers Liability insurance with a minimum limit of [**] each accident. If Supplier is not required by law to carry Workers Compensation insurance, satisfactory evidence of medical and disability insurance must be provided to Corning.

iv.

Professional Liability insurance which shall remain in force for at least three years following the completion of Supplier’s work hereunder. The limits of liability for such Professional Liability insurance shall be [**] each occurrence and general policy aggregate limit of [**].

Insurance limits required above may be provided through a combination of primary and follow form excess policies.

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All policies of insurance shall be written by insurance companies licensed to do business in the applicable jurisdiction(s) where the Work is to be performed and having an A.M. Best rating of A- or better.

All policies of insurance obtained and maintained by the Supplier, except Workers Compensation and Employers Liability, shall be primary and non-contributory to any coverage that may be available to Corning.

Corning and its subsidiaries and assignees are included as additional insureds on the Supplier’s Commercial General Liability and Automobile Liability insurance policies.

The Supplier’s Commercial General Liability, Automobile Liability and Workers Compensation shall contain a waiver of subrogation in favor of Corning.

(b)	On or before the execution of this Agreement, Supplier shall furnish Corning with certificates of insurance evidencing all coverage required pursuant to subsection (a) above.

(c)

Should any of the insurance policies required hereunder be canceled before their normal expiration date of if there is a reduction in amount or material change in coverage, Supplier shall deliver thirty days prior written notice to Corning. Supplier shall provide updated certificate of insurance to Corning reflecting any such changes in coverage or applicable policies.

(d)

At all times during the performance of this Agreement, Supplier shall require each of its subcontractors (regardless of tier) to carry insurance with limits, terms, and conditions appropriate for the risk of the work being performed by such subcontractor, as determined by Supplier in its reasonable discretion; provided, however, Supplier shall inform Corning of such limits, terms and conditions and Corning reserves the right to require Supplier to increase or modify the same, and Supplier agrees to comply with any such requirements from Corning.

18.	FINANCIAL STATEMENTS OF SUPPLIER

Supplier agrees to provide to Corning, within thirty (30) days of Corning’s written request, copies of Supplier’s audited financial statements covering the two years prior to such request, including at a minimum cash flow, income and loss, and balance sheets, as well as other related information necessary in Corning’s reasonable judgment to evaluate the financial position of Supplier, as may be specified in Corning’s written request.

If Supplier is a publicly-traded company with audited financial statements available to Corning through the Securities and Exchange Commission or other governmental regulatory agency, Supplier may so inform Corning in response to Corning’s request for financial information and Supplier will have no further obligation under this Section to provide financial information to Corning.

Corning may make a request under this Section for Supplier’s financial information at any time, provided that Corning will not make more than one such request per calendar year unless Corning has reason to believe that Supplier’s financial position has materially worsened since Corning’s previous request to Supplier. All non-public financial information provided by Supplier in response to Corning’s requests under this Section shall be treated by Corning as confidential information belonging to the Supplier; shall be used solely by Corning for its internal business operations; and shall not be disclosed by Corning to third parties without Supplier’s express written consent.

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19.	FORCE MAJEURE

Neither party shall be held responsible for the failure or delay in performance hereunder where such failure or delay is due to any act of God, a public enemy or war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, accident, unusually severe weather, or other causes substantially similar to the foregoing beyond their reasonable control. Any party whose performance is affected by such force majeure shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance. If the circumstances of force majeure affecting either party’s performance hereunder delays performance for more than thirty (30) calendar days, then the other party may terminate this Agreement upon five (5) calendar days advance written notice. Failure of subcontractors (regardless of tier), labor disputes, or inability to obtain material(s) shall not be considered as a force majeure delay. In no event shall a failure or delay in performance attributable to the computer system and/or software related malfunction be excusable under this paragraph or any other paragraph of this Agreement.

20.	WARRANTIES

(a)

Warranties. Supplier warrants to Corning and its Affiliates that the Products to be supplied and the Services provided will be manufactured or performed, as applicable, in a first class, workmanlike manner by personnel properly trained and, as a result of which, the Products produced and Services performed by Supplier will conform to the relevant Specifications. Supplier further warrants that all Products will: (a) be free from any defects, latent or otherwise, in design, materials and workmanship; (b) comply with all applicable Laws; and (c) each Product will be new and conveyed by Supplier to Corning with good title, free and clear of all encumbrances. All warranties shall survive inspection, testing, and payment by Corning. Warranties for Instruments shall survive for a period of one (1) year after the Instrument is shipped by Corning or its Affiliate to its Customer, warranties for Consumables shall survive for one (1) year after the Consumable is shipped by Corning or its Affiliate to its Customer for the first two (2) years of this Agreement and three (3) years after any such shipment occurring after such two (2) year period, and warranties for Software shall survive indefinitely. If this Agreement is terminated and the Facility is no longer capable of providing replacement Product in support of the warranty obligations assumed by Supplier hereunder, Supplier shall not be obligated to provide replacement Product; however, in such event, Supplier shall reimburse to Corning any amounts paid to Supplier by Corning for Non-Conforming Products.

(b)	Obligations.

1.

General Obligation. Any Products or Services not meeting the foregoing warranties will be, at Corning’s option, returned for or subject to refund, repair, replacement or re-performance by Supplier free-of-charge and with transportation costs and risk of loss and damage in transit borne by Supplier. Corning will have no obligation to return any Non-Conforming Product to Supplier; provided, that, upon Supplier’s request, Corning will use commercially reasonable efforts to return the Non-Conforming Product to Supplier, with all transportation costs and risk of loss and damage in transit borne by Supplier.

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2.

Repair or Replacement for Non-Conforming Products. Corning may elect in its sole discretion, subject to the provisions of this Agreement, to return a Non-Conforming Product for replacement or repair at Supplier’s expense. In addition, following discussion with Supplier, Corning may return for repair or replacement an entire lot of the Products if a tested sample of that lot contains one or more Non-Conforming Products.

3.

Repair Period for Non-Conforming Products. Supplier will return the replacement or repaired Products as soon as possible but in no event later than thirty (30) days after receipt of the Non-Conforming Product(s) from Corning.

4.	Return of Non-Conforming Products.

a.

Return Charges All Non-Conforming Products returned by Corning to Supplier, and all replacement or repaired Products shipped by Supplier to replace Non-Conforming Products, will be at Supplier’s risk and expense, including transportation charges (round trip charges for replacement or repaired the Products).

b.

Duty to Remove Marks or Destroy Non-Conforming Products Supplier agrees not to sell, transfer, distribute or otherwise convey any part, component, product or service bearing or incorporating Corning’s Marks, part numbers or other identifiers, including any Corning packaging, copyrights or code, to any other party. Supplier will remove from all rejected, returned or un-purchased Products any such Corning Marks or identifiers, even if such removal would require destruction of the Products. Supplier further agrees not to represent that such the Products were built for Corning or to Corning specifications. Supplier will defend and indemnify Corning from and against any Losses that Corning may incur as a result of Supplier’s breach of this obligation.

(c)	Software Warranties.

1.

Supplier warrants that: (i) the Software does not contain any vulnerability, including any condition in the instructions of the Software, whether consistent with its specifications or not, that renders any computer system susceptible to unauthorized access and use; (ii) the Software does not contain any harmful code, including computer viruses, worms, trap doors, time bombs, undocumented passwords, disabling code (which renders software unusable until a patch or new password is provided), or any similar mechanism or device; provided that enabling keys provided by Supplier to ensure conformance to product licensing restrictions shall be permitted so long as these enabling keys do not interfere with the proper use of the Software at any time after initial installation; (iii) the Software and the Customers’ use and display thereof, do not and will not infringe another party’s patent, copyright, trade secret, or trademark or other intellectual property or proprietary right; (iv) Supplier possesses sufficient rights, interests, licenses, and title to the Software to enable Supplier to perform its obligations under this Agreement; and (v) there is no pending or threatened litigation which, if resolved against Supplier as a party, would have a material adverse effect upon Supplier’s ability to perform under this Agreement. The foregoing warranties shall survive and continue indefinitely.

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2.

Supplier represents and warrants to Corning: (i) that Supplier has satisfied all its obligations to any third parties with respect to all FOSS and the applicable FOSS licenses (including, for example, any obligation to make publicly available the FOSS source code for modifications to such FOSS); (ii) that the FOSS, in the form provided to Customers, is suitable for the intent and purposes of such Customers; (iii) that use of the FOSS in such form for such intent and purposes in no manner creates any added obligation on the part of Corning or Customers (including, for example, the payment of any additional monies); and (iv) that use of the FOSS in such form for such intent and purposes, including, but not limited to, Customer’s use or combination of the FOSS, in the form provided to such Customer, with any proprietary software of such Customer or its third-party suppliers, does not subject such Customer to any obligation of disclosure or distribution to any third party or to the public of any such proprietary software, or otherwise make such proprietary software subject to the terms of any FOSS license or impair such Customer’s or its third-party suppliers’ rights, title, or interest in or to such proprietary software. In the event that Corning notifies Supplier or Supplier becomes aware of Supplier’s noncompliance with any FOSS license term, then in either case, Supplier shall use all reasonable efforts promptly to cure such noncompliance so as to eliminate risks of public disclosure of proprietary software and prevent disruption of any such customer’s business activities. Supplier shall promptly notify Corning of all actions taken by Supplier to cure such noncompliance. The foregoing warranties and covenants shall survive and continue indefinitely.

21.	CONFIDENTIAL INFORMATION

The terms of the Confidentiality and Nondisclosure Agreement between the parties, attached as Exhibit I to this Agreement, are incorporated into and made a part of this Agreement. It is understood between the parties that the term of such Confidentiality and Nondisclosure Agreement shall be automatically extended to be consistent with the term of this Agreement.

22.	NOTICES

Legal notices required to be delivered hereunder will be in writing, by overnight mail or courier with courtesy copy faxed or emailed, deemed received on the date of delivery, and addressed as follows:

If to Supplier:	If to Corning:
ThermoGenesis Corp. 2711 Citrus Rd. Rancho Cordova, CA 95742 Attn: Secretary Reference: Corning / Supply Agreement	Corning Life Sciences c/o Corning Incorporated One Riverfront Plaza Corning, New York 14831 U.S.A. Attn: Secretary Fax: [**] Reference: Corning /Supply Agreement

23.	GOVERNING LAW

This Agreement shall be governed by, interpreted and construed, and performance hereunder shall be determined in accordance with the law of the State of New York, without regard to its conflicts of law principles. In the event of disputes, controversies, or claims arising out of or relating to this Agreement, both parties agree to seek an amicable settlement prior to commencing any litigation. In the event of litigation, any action shall be venued in either the Supreme Court of the State of New York, Steuben County, or in the United States District Court for the Western District of New York. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed and excluded and will not apply to or govern this Agreement.

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24.	SEVERABILITY

If any term of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected and each other term will be valid to the extent permitted by law.

25.	ENTIRE AGREEMENT; MODIFICATION; WAIVER

(a)

Entire Agreement. This Agreement, including the Recitals and the Exhibits, constitutes the entire agreement and understanding between the parties with respect to its subject matter, and supersedes all prior and contemporaneous agreements, commitments, understandings, undertakings and representations with respect to the same. Notwithstanding the foregoing, if this Agreement is entered into in furtherance of a U.S. government prime contract or subcontract, the section entitled “U.S. Government Subcontracting” in Corning’s purchase order Terms and Conditions of Purchase shall apply to this Agreement.

(b)

Amendments. Except with respect to changes to the Exhibits by Corning as specified herein, no modification, amendment, or alteration of this Agreement or any of its provisions will be binding on either party unless executed in writing by an authorized representative of both parties.

(c)

Waivers. No waiver of any of the provisions of this Agreement will be deemed a waiver of any other provision, or a continuing waiver. No waiver will be binding unless executed in writing by the party to be charged.

26.	BINDING EFFECT; ASSIGNMENT

This Agreement will be binding on and will inure to the benefit of the parties and their successors and assigns as permitted herein. No obligation or other provision of this Agreement, or this Agreement itself, may be assigned or delegated by Supplier without the prior written consent of Corning, which consent may be granted at Corning’s sole discretion. Subject to the foregoing, in the event of a Change of Control of Supplier, Supplier shall ensure that this Agreement, and all of Supplier’s rights and obligations, are assumed by the acquiring entity. Assignments and delegations prohibited by this Section include, without limitation, the voluntary transfer of rights, the transfer of rights by operation of law, and the transfer of rights by merger or consolidation.

27.	NO THIRD PARTY BENEFICIARIES

Nothing in this Agreement creates any rights or imposes an obligation on any party with respect to, any third party.

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28.	COMPLIANCE WITH LAW

(a)

Compliance with Applicable Laws, Rules and Regulations. Supplier warrants that it will, and it will cause its personnel to, comply with all applicable laws, rules, regulations, permits, customs obligations, and other government orders or restrictions or licenses of the jurisdictions set forth on Exhibit F in the performance of this Agreement, including but not limited to the U.S. Foreign Corrupt Practices Act. Without limiting the generality of the foregoing, Supplier represents and warrants that it shall furnish only goods, materials or services which comply with all local, state, federal, and national laws, codes, and regulations of the jurisdictions set forth on Exhibit F relating to safety, health, and environmental compliance.  In the event that goods, materials or services provided by Supplier do not comply with any of the foregoing laws, codes, and regulations, Supplier shall correct any such noncompliance at its sole expense and indemnify and hold Corning and each Corning Affiliate harmless from any claims, costs, fines, penalties, expenses, liabilities, or losses on account of any such noncompliance. Upon request from Corning, Supplier will provide evidence satisfactory to Corning that Supplier has complied and is in compliance with all such applicable laws, regulations and other governmental requirements.

(b)

No Payments to Officials. Supplier further represents and certifies that it will not, directly or indirectly, pay, offer to pay, promise to pay, agree to pay, or cause to be paid any political contributions, fees, commissions, money or thing of value to any governmental or political employee, official, representative, candidate or party for the purpose of influencing any act or decision of such employee, official, representative, candidate or party insofar as it may relate to the Services, the Products, or to this Agreement. Supplier further agrees that if subsequent developments cause the foregoing representation and certification to be no longer accurate or complete, Supplier will immediately advise Corning.

(c)

Compliance Programs. Supplier agrees to implement legal and ethical compliance programs for its employees, agents and subcontractors to Corning’s reasonable satisfactions. Supplier agrees to observe and implement general guidance from Corning in regard to the structure, content, and implementation of such compliance programs, including but not limited to required compliance training. Notwithstanding the foregoing, Supplier shall be solely responsible hereunder for its employees, agents and subcontractors’ compliance with all applicable legal laws, rules and regulations. Supplier shall indemnify, defend and hold harmless Corning from all Losses incurred by Corning as a result of Supplier’s employees, agents or subcontractors failure to comply with the law.

(d)

Customs and Immigration Assistance. Supplier agrees to provide all necessary assistance to Corning in obtaining work permits and other related customs or immigration documentation for purposes of Corning’s employees or agents visiting the Facility or overseeing the Services.

29.	EXPORT COMPLIANCE

Supplier agrees that it will not export or re-export any information furnished by Corning in connection with this Agreement unless it complies fully with all regulations of the United States relating to such export or re-export. All information received from Corning shall be handled in strict accordance with the U.S. export administration regulations, and Supplier agrees to comply, and do all things necessary to cause its subcontractors to comply, with all applicable national, federal, state, and local laws of the jurisdictions set forth on Exhibit F including (but not limited to) the Regulations of the U.S. Department of Commerce relating to the Export of Technical Data, insofar as they relate to activities to be performed under this Agreement. Supplier represents and warrants to Corning that its employees and subcontractors are aware of and have been adequately trained in the export control regulations and requirements referenced above. Supplier further represents and warrants that it will not permit any Foreign Nationals, as employees of Corning or any subcontractor, to perform work at any Corning facility in connection with this Agreement without first notifying Corning in writing of such Foreign Nationals and receiving Corning’s written consent. For purposes of this Agreement, Foreign Nationals shall include any individuals who are neither citizens of the United States nor permanent residents (green card holders) of the United States. In addition to the above, any diversion contrary to U.S. law is prohibited.

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30.	SUPPLY CHAIN SECURITY COMPLIANCE

Supplier acknowledges that Corning participates in various supply chain security programs, including but not limited to the U.S. Customs–Trade Partnership Against Terrorism or “C-TPAT” program; the Authorized Economic Operator or “AEO” program; and the New Scheme for Certified Companies or “NEEC” program, which are administered by various governmental agencies (collective referred to herein as “Supply Chain Security Programs”). Supplier agrees to take such reasonable measures as are required by Corning and/or the Supply Chain Security Programs to ensure physical integrity and security of all shipments to Corning or its Affiliates. Corning reserves the right to audit Supplier’s security procedures and facilities for compliance with Corning’s reasonable security requirements and the Supply Chain Security Programs.

31.	CERTIFICATION REGARDING RESPONSIBILITY MATTERS

Supplier certifies, to the best of its knowledge and belief, that:

1.	The Supplier and/or any of its Principals:
a)	Are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

b)

Have not, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, or local) contract or subcontract; violation of Federal or State antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, violating Federal criminal tax laws, or receiving stolen property;

c)	Are not presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subparagraph (B) of this Section;

d)	Have not, within a three-year period preceding this offer, been notified of any delinquent Federal taxes in an amount that exceeds $3,000 for which the liability remains unsatisfied.

2.

The term “Principal,” for the purposes of this Section, means an officer, director, owner, partner, or a person having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a division or business segment; and similar positions).

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32.	SAFETY AND REGULATORY

In addition to the covenants related to safety, regulatory, and environmental set forth in the Quality Agreement:

(a)

Supplier warrants that Supplier will, directly or through its approved subcontractors, properly handle, package, label, store, treat, remove, transport, and dispose of all waste material generated in the Products’ manufacture, packaging or delivery (the “Waste Material”), in accordance with all applicable national, federal, state and local laws and with sound environmental, health and safety practices. Supplier warrants that each component chemical in each Product is listed on the following national chemical inventories (the “Chemical Directories”) and warrants that Supplier will provide Corning with certificates evidencing this as of the Effective Date, which will be updated if any change occurs: (a) United States (“TSCA”); (b) Canada (“CDSL” and “NDSL”); (c) European Community (“EINECS”); (d) Australia (“AICS”); (e) China (“CICS”); (f) Japan (“MITI” and “MOL”); (g) Korea (“KECI”); and (h) Philippines (“PICCS”). Corning will have the right to review Supplier’s files of “significant adverse reactions” relating to any Product component under any Chemical Directory.

(b)

Before or at shipment of any Product that requires a Material Safety Data Sheet (“MSDS”), Supplier will deliver that MSDS to Corning. Supplier will immediately provide Corning with any update or revision to each MSDS. Supplier warrants that each Product is in compliance with, or exempt from, all applicable chemical control laws (the “Chemical Control Laws”), including, without limitation, the United States Chemical Control Law known as “TSCA” and the Chemical Control Laws in Canada, the European Union, Australia, China, Japan, Korea, Taiwan and the Philippines. Supplier will promptly inform Corning in writing of any change in a Product’s regulatory status under any Chemical Control Law.

(c)

If a Product’s Specifications indicate that it is subject to the European Union’s Waste Electrical and Electronic Equipment Directive or any related standards (collectively referred to as “WEEE”), then Supplier will: (a) mark that Product at no cost to Corning with the WEEE symbol and any other WEEE-required markings; (b) within five (5) business days after that Product’s first delivery, provide to Corning the WEEE-required information for treatment and recycling facilities by completing the Corning -approved form for this purpose and provide instructions for that Product’s disassembly by a treatment and recycling facility; and (c) design (to the extent designed by Supplier) and produce that Product with goals of facilitating their’ dismantling, recovery, reuse and recycling. Supplier will not prevent, through specific design features or manufacturing processes, any Product subject to WEEE (“WEEE Product”) from being reused, unless those features or processes present overriding advantages, such as environment protection and/or safety requirements. To the extent designed by Supplier, Supplier will design all WEEE Products to: (i) meet energy efficiency standards and maximize energy efficiency; and (ii) reduce or minimize WEEE Products’ weight as is feasible.

(d)

Products, or the Corning products into which they are incorporated, may need to comply with laws that restrict product content, including, but not limited to, the European Union’s Directive on the Restriction of the Use of Certain Hazardous Substances in Electrical and Electronic Equipment, known as “RoHS”. Supplier warrants that each Product (exclusive of any Corning Materials) will not contain any the following substances in excess of the following maximum concentration values in any homogeneous material (“Restricted Values”) unless the applicable Specifications specifically permit that substance in a higher concentration value: (a) 0.1% (by weight) for each of lead, mercury, hexavalent chromium, polybrominated biphenyls or polybrominated diphenyl ethers; or (b) 75 parts per million for cadmium. Supplier will provide to Corning: (i) satisfactory documentation that all non-Corning materials do not exceed the Restricted Values; (ii) certification of the exact concentration of each substance subject to the Restricted Values in all non-Corning materials so Corning can determine if Corning materials combined with non-Corning materials do not exceed the Restricted Values; and (iii) reports on the occurrence of other substances that may require disclosure to governmental bodies, customers and/or recyclers by completing the supplier questionnaires provided by Corning.

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33.	JOINT PREPARATION

EACH PARTY ACKNOWLEDGES TO THE OTHER THAT IT UNDERSTANDS THE LEGAL AND ECONOMIC RAMIFICATIONS OF THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT (I) THE PARTIES ARE SOPHISTICATED COMMERCIAL ENTERPRISES WITH RELATIVELY EQUAL BARGAINING POWER, (II) ALL PROVISIONS OF THIS AGREEMENT WERE THE SUBJECT OF ACTIVE AND COMPLETE NEGOTIATION AND CONSTITUTE AN ESSENTIAL ELEMENT OF THE BENEFIT OF THE BARGAIN REFLECTED IN THIS AGREEMENT, (III) THIS AGREEMENT THE BARGAINED-FOR ALLOCATION OF RISK BETWEEN THE PARTIES, (IV) SUCH PARTY ACTIVELY CONSIDERED ALL PROVISIONS OF THIS AGREEMENT IN DETERMINING THE SPECIFIC RISKS THAT IT ASSUMED IN AGREEING TO ITS OBLIGATIONS UNDER THIS AGREEMENT, AND (V) NO PROVISION OF THIS AGREEMENT SHOULD BE CONSIDERED AS UNREASONABLY FAVORABLE TO EITHER PARTY.

34.	EQUAL EMPLOYMENT/AFFIRMATIVE ACTION/THE VIETNAM ERA VETERANS’ READJUSTMENT ASSISTANCE ACT (VEVRAA)

Supplier shall comply with all applicable federal, state, or local laws, rules, or regulations, including but not limited to the following, which are incorporated by reference: Equal Opportunity Laws; Affirmative Action Laws of Disabled Veterans and Veterans of the Vietnam Era; Affirmative Action Laws for Handicapped Workers; and the Certification of Nonsegregated Facilities Laws. Supplier also certifies, if applicable, that it has developed a written affirmative action compliance program and annually files Standard Form 100 (EEO-1). In addition, Supplier shall comply with all applicable federal laws and regulations regarding the utilization of small business concerns and/or small disadvantaged business concerns, including, if applicable, any subcontracting plans thereunder. Corning has a zero tolerance policy prohibiting harassment of any kind at its locations. Violation of this policy by Supplier, its employees, agents, or subcontractors (regardless of tier) shall be deemed a breach of this Agreement and may result in termination or other remedial action.

To the extent Corning, or its Affiliate, is a federal contractor, Corning, or such Affiliate, and its subcontractors shall abide by the requirements of 41 CFR 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.

To the extent Corning, or its Affiliate, is a federal contractor, Corning, or such Affiliate, and its subcontractors shall abide by the requirements of 41 CFR 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans.

To the extent Corning, or a Corning Affiliate, is a federal contractor, Corning, or such Corning Affiliate, and its subcontractors shall abide by the requirements of 41 CFR 60-1.4, which prohibits discrimination on the basis of race, color, religion, sex, national origin, sexual orientation or gender identity, against any employee or applicant for employment, and further requires affirmative action by covered entities to ensure employees and applicants for employment are treated equally without regard to their race, color, religion, sex, national origin, sexual orientation or gender identity.

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35.	NO PUBLICITY

Supplier shall not use Corning’s name or the name of any Affiliate of Corning or any customer of Corning or its Affiliate directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement, including in any promotional or marketing materials, web sites, customer lists, referral lists or business presentations, without the prior written consent of Corning. Supplier may not use any trademark or service mark of Corning or any Corning Affiliate without prior written consent.

36.	CODE OF CONDUCT

The Supplier Code of Conduct (the “Code”) found at http://www.corning.com/worldwide/en/sustainability/articles/processes/supply-chain-management/supplier-code-of-conduct.html, sets out basic requirements for doing business with Corning. By entering into this Agreement, Supplier acknowledges these requirements and agrees to comply with the Code, as amended from time to time by Corning.

Supplier agrees to (a) allow a representative of Corning or a third party appointed by Corning to audit and inspect its records and facilities and to interview its personnel upon reasonable notice to confirm compliance with the Code, and (b) implement corrective action to remedy any non-conformance with the Code (as amended from time to time). Any violation by Supplier of the Code shall be deemed to be a material breach of this Agreement. Notwithstanding anything to the contrary in this Agreement and without prejudice to any other available remedy, Corning reserves the right to terminate this Agreement and any other contract or business relationship with Supplier in the event of any violation of the Code by Supplier. Supplier shall indemnify Corning for any and all claims and/or costs incurred by Corning as a result of such violation of the Code by Supplier.

The Code is written in the English language and may be available in multiple other languages. In the event of a conflict between the English language version of the Code and any translation, the English language version shall prevail.

37.	SURVIVAL of PROVISIONS

Those terms, conditions and other provisions of this Agreement that by their nature are intended to survive the expiration or earlier termination of this Agreement shall survive, including, without limitation, those that are expressly stated to survive any such expiration or termination.

38.     LIMITATIONS ON LIABIILTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR CONTINGENT DAMAGES WHATSOEVER, WHETHER ARISING OUT OF BREACH OF CONTRACT, WARRANTY, INDEMNIFICATION, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHER THEORIES OF LAW, WITH RESPECT TO THIS AGREEMENT, OR ANY UNDERTAKINGS, ACTS OR OMISSIONS RELATING THERETO, AND EACH PARTY HEREBY DISCLAIMS ALL SUCH DAMAGES.

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IN WITNESS WHEREOF, each party represents and warrants to the other that this Agreement has been duly and properly executed on its behalf by its authorized representative with effect as of the date set forth beneath such party’s representative’s signature below.

Cesca Therapeutics, Inc.		CORNING INCORPORATED

By:		By:

Name:	Chris Xu, Ph.D.	Name:	Cheryl C. Capps

Title:	Chairman and Chief Executive Officer	Title:	Senior Vice President Global Supply Chain

Date:		Date:

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Exhibit A

Specifications; Software

The Products purchased by Corning will be co-branded with Corning marks and either Cesca or ThermoGenesis Corporation marks, as agreed to by the parties in good faith.

The specifications for each Product are initially and otherwise as attached hereto [**], subject to revision in accordance with Corning’s standard procedures.

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Exhibit B

Exclusivity Exceptions

1.	China (including Taiwan and Hong Kong), for the first two (2) years of the Term.

2.

Products within the Supplier’s [**] product line as of the Effective Date (and other substantially similar successor products), where the primary use of such product occurs in a physician office, surgical center, or medical clinic laboratory for the preparation of cell concentrate for clinical purposes and [**].

3.	Corning non-exclusive customers set forth below:

a.	[**]
b.	[**]
c.	[**]
d.	[**]
e.	[**]
f.	[**]

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Exhibit C

Pricing

Products & Initial Pricing (not including any discounting)

Item	Cesca / TG Reference #	Qty	Price To Corning

[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

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[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]
[**]	N/A	N/A	N/A

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Discounting Schedule

Item	Annual Qty Purchased	Price to Corning
[**]	[**]	[**]
[**]	[**]	[**]

Notes:

●

Discounting is based on annual quantities purchased of each Product purchased by Corning in a calendar year during the Term. For purposes of determining when a Product is purchased, the date of transfer of title shall apply.

●

In the event that Supplier is unable to accept purchase orders for Product due to insufficient capacity or fails to satisfy an accepted purchase order, the applicable volume of Products shall be deemed purchased by Corning in the calendar year in which delivery was requested.

●

If, after the initial calendar year of the Term, Corning’s forecast or prior year purchases were in excess of [**] with respect to any Product, the applicable purchase price for such product shall be the [**] to [**] price set forth above. If Corning fails to purchase at least [**], then Corning will true up pricing at the end of the year via a cash payment to Supplier.

●	If a discounting volume threshold (beyond the pricing already extended) is achieved in a given calendar year, Supplier will true up pricing at the end of the year via a cash payment to Corning.
●	True up payments are due within 30 days of close of the previous calendar year

By way of examples:

Volume Purchased by Corning (pieces)	$ Paid by Corning (annual amounts)	True Up by Supplier
[**]	=$[**]	[**]
[**]	=$[**]	[**]
[**]	=$[**]	[**]

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Exhibit E

Software Terms and Conditions

Customer is required to have Microsoft SQL installed on the operating system that shall run the Supplier’s [**] software.

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